Exhibit 99.1

Alkermes Contacts:

For Investors: Sandy Coombs    +1 781 609 6377

For Media:  Eva Stroynowski +1 781 609 6823

Rodin Therapeutics Contacts:

For Media:      Stephanie Simon +1 617 581 9333

Alkermes to Acquire Rodin Therapeutics

— Acquisition to Expand Alkermes’ Presence in CNS to a Wide Range of Neurodegenerative Diseases Through Epigenetic Control of Synaptogenesis —

DUBLIN, Ireland and BOSTON, Mass., Nov. 18, 2019 — Alkermes plc (Nasdaq: ALKS) and Rodin Therapeutics, Inc. (Rodin) today announced that they have entered into a definitive agreement under which Alkermes will acquire Rodin, a privately held biopharmaceutical company focused on developing novel, small molecule therapeutics for synaptopathies. This transaction builds on Alkermes’ experience in central nervous system (CNS) diseases and expands Alkermes’ CNS development efforts into a wide range of neurodegenerative disorders.

Rodin has been working to develop first-in-class, orally-available, brain-permeable therapeutics for synaptopathies by designing molecules that target specific histone deacetylase (HDAC) complexes. Selective inhibition of the HDAC−co-repressor of repressor element-1 silencing transcription factor (CoREST) complex is believed to reactivate neuronal gene expression, strengthen existing synapses and promote the creation of new synapses, while minimizing known class-based hematologic safety concerns.

“Synaptic loss and dysfunction are associated with certain clinical symptoms regardless of the underlying pathology. The platform that Rodin has developed may offer potential utility across a broad spectrum of neuropsychiatric, neurodegenerative and neurodevelopment disorders, such as Alzheimer’s disease, Huntington’s disease, frontotemporal dementia and depression. In addition, this novel science could have potential applicability in oncology and hematological disorders,” stated Craig Hopkinson, M.D., Chief Medical Officer and Senior Vice President of Medicines

Development and Medical Affairs at Alkermes. “Based on the compelling research and the significant progress that Rodin has made to advance its chemistry and understanding of selective HDAC inhibition over the last several years, we are excited to enter this interesting area of research and development at this time.”

Synaptic dysfunction is a pathological feature in many neurodegenerative and neuropsychiatric diseases, and synaptic loss correlates closely with cognitive decline. HDACs are a class of proteins involved in chromatin remodeling and gene expression and have been shown to regulate synaptogenesis and synaptic plasticity. Currently available HDAC inhibitors with known prosynaptic effects are associated with dose-limiting hematological toxicities, precluding their use in the treatment of chronic neurologic conditions.

Rodin has demonstrated strong prosynaptic effects with development candidates in multiple preclinical models. Selective inhibition of the HDAC-CoREST complex in these models resulted in increased spine density and synaptic proteins, and improved long-term potentiation at doses that may allow for chronic treatment. Rodin has also studied numerous biomarkers that may help inform the potential clinical development programs for candidates that emerge from its selective HDAC inhibitor platform.

“Rodin’s targeted approach to strengthening synaptic integrity is backed by a robust translational strategy and may have potential across multiple diseases which are characterized by impaired neuronal and synaptic function,” commented Adam Rosenberg, Chief Executive Officer of Rodin. “With its proven ability to develop novel medicines for the treatment of CNS disorders, we believe Alkermes is ideally suited to advance this exciting new approach to neurologic diseases and bring potential new treatment options to patients that may benefit from Rodin’s synaptogenic platform.”

“Building on our broad experience in psychiatry, we believe this transaction will allow us to explore a wide array of neurodegenerative diseases and synaptopathies, which have been areas of significant interest to us as we have advanced our internal pipeline of medicines for CNS disorders. HDAC inhibitors are powerful epigenetic regulators that have therapeutic potential to address some of the most disruptive clinical symptoms that accompany neurogenerative diseases,” commented Richard Pops, Chief Executive Officer of Alkermes. “This investment is reflective of our longstanding commitment to bring new and innovative therapeutic options to patients living with chronic CNS diseases where the unmet medical need is high.”

Alkermes intends to advance Investigational New Drug (IND)-enabling activities for lead preclinical assets in the Rodin development candidate portfolio, potentially prioritizing those ahead of future clinical development of Rodin’s initial clinical candidate. Alkermes plans to continue Rodin’s preclinical research program focused on the subset of frontotemporal dementia patients with an inherited mutation of the progranulin gene (FTD-GRN) and exploratory work in hematological disorders and oncology.

Alkermes expects to incur approximately $20 million of incremental Research & Development (R&D) expenses in 2020 related to the advancement of Rodin’s development candidates. Alkermes will provide its complete 2020 financial expectations in February 2020.

Deal Terms

Under the terms of the definitive agreement, and subject to the conditions and adjustments set forth therein, Rodin’s security holders will receive an upfront cash payment of $100 million upon the closing of the transaction and will be eligible to receive future payments of up to $850 million upon achievement by Rodin’s development candidates of certain specified clinical and regulatory milestones, and attainment of certain sales thresholds.

The upfront cash payment is expected to be funded by Alkermes’ available cash and accounted for as an asset acquisition, with substantially all the upfront payment recorded as R&D expense. Alkermes expects to complete the transaction by the end of November 2019.

Advisors

Alkermes’ legal advisor for this transaction is WilmerHale LLP. Rodin’s legal advisor for this transaction is Goodwin Procter LLP.

About Alkermes plc

Alkermes plc is a fully integrated, global biopharmaceutical company developing innovative medicines for the treatment of central nervous system (CNS) diseases and oncology. The company has a diversified commercial product portfolio and a substantial clinical pipeline of product candidates for diseases that include schizophrenia, depression, addiction, multiple sclerosis, and cancer. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

About Rodin Therapeutics, Inc.

Rodin Therapeutics, Inc. is a biopharmaceutical company discovering and developing first-in-class therapeutics by applying novel chemical strategies to target protein complexes that selectively modulate gene expression. Rodin’s targeted approach is backed by a robust translational strategy and has potential across multiple diseases, including Alzheimer’s disease, Lewy body dementia, Huntington’s disease, frontotemporal dementia, sickle cell disease and oncology.

Alkermes Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the expected timeline for completion of the transaction; the potential therapeutic value of HDAC inhibitors and of Rodin’s platform and development candidate portfolio; the potential utility of the Rodin platform and development candidate portfolio across a wide spectrum of neurological disorders, in hematological disorders and in oncology; expansion of Alkermes’ presence and development efforts in CNS to include neurodegenerative disorders and synaptopathies; Alkermes’ plans for, and expected costs related to, the development of the Rodin development candidate portfolio, including preclinical activities related to FTD-GRN and exploratory work in hematological disorders and oncology; and the expected upfront payment and potential future payments to Rodin in connection with the transaction. Alkermes cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: that the transaction may involve unexpected costs, liabilities or delays; that a condition to the closing of the transaction may not be satisfied or waived in a timely manner or at all and may result in closing being delayed or not occurring; that a party may terminate the definitive agreement relating to the transaction prior to its consummation; that the preclinical research and data relating to Rodin development candidates, including preclinical activities related to FTD-GRN and exploratory work in hematological disorders and oncology, may not be predictive of results of future preclinical or clinical studies or real-world results; that regulatory submissions for Rodin’s development candidates may not occur or be submitted or accepted in a timely manner or at all; that Rodin’s development candidates will not be developed and approved on the expected timeline or at all, including as a result of clinical trial design or enrollment or as a result of any safety or efficacy issues that may arise as part of any clinical trial; that, even if approved, the market for any such development candidate may be smaller than expected or that Alkermes may not be successful in accessing such market; that the anticipated benefits of the transaction, including expansion of Alkermes’ development efforts and presence in CNS, may not be achieved; and those risks and uncertainties described under the heading “Risk Factors” in Alkermes’ Annual Report on Form 10-K for the year ended Dec. 31, 2018 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Alkermes disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

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